AMENDED, RESTATED AND CONSOLIDATED
                       EQUIPMENT TERM NOTE


$1,826,641.25                                       June 20, 2000


     FOR VALUE RECEIVED, and intending to be legally bound, JEH/Eagle Supply, Inc. and Eagle Supply, Inc. (collectively, the "Borrowers") hereby jointly and severally promise to pay to the order of Fleet Capital Corporation, a Rhode Island corporation ("Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the maximum principal sum of One Million Eight Hundred Twenty Six Thousand Six Hundred Forty One and 25/100 Dollars ($1,826,641.25), or such lesser sum which represents the aggregate unpaid principal balance hereunder, together with interest from and after the date hereof on the unpaid principal balance outstanding at the rates per annum set forth in the Loan Agreement (as defined below). Interest shall be computed in the manner provided in Section 2 of the Loan Agreement.

     This Amended, Restated and Consolidated Equipment Term Note (the "Note") is the Amended, Restated and Consolidated Equipment Term Note referred to in, and is issued pursuant to, that certain Amended, Restated and Consolidated Loan and Security Agreement between Borrowers and Lender dated the date hereof (hereinafter, as may be amended, supplemented or replaced from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

     The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

     (i) Interest on the outstanding principal balance shall be due and payable monthly, in arrears, on the first day of each month, commencing on July 1, 2000, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full.

     (ii) The principal amount hereunder shall be due and payable in equal consecutive monthly installments of principal of $37,000 each, on the first day of each calendar month commencing on July 1, 2000; provided that a final installment in an amount equal to the entire remaining principal amount then outstanding under this Note, together with any and all other amounts due hereunder shall be due and payable upon the earlier to occur of August 1, 2004, the end of the Original Term or Renewal Term (as applicable), and termination of the Loan Agreement.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon acceleration of the Obligations following an Event



        EX-10.39


of Default under the Loan Agreement or termination of the Loan
Agreement pursuant to Section 4 thereof.

     This Note shall be subject to mandatory prepayment (and prepayment premium, if applicable) in accordance with the provisions of Sections 3.2 and 3.3 of the Loan Agreement. Borrowers may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner and subject to the conditions provided in Section 4 of the Loan Agreement.

     Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

     Time is of the essence under this Note. To the fullest extent permitted by applicable law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against Borrowers or any other property or indebtedness due or to become due to Borrowers. Each Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     IN ANY LITIGATION ARISING OUT OF OR RELATING TO ANY OF THE
MATTERS CONTAINED IN THIS NOTE OR ANY OF THE DOCUMENTS DELIVERED IN CONNECTION HEREWITH IN WHICH THE LENDER AND BORROWERS ARE ADVERSE
PARTIES, THE LENDER AND BORROWERS WAIVE TRIAL BY JURY.

     This Note amends, restates, and consolidates but does not extinguish the indebtedness evidenced by (i) that certain Equipment Note given by JEH Acquisition Corp. n/k/a JEH/Eagle Supply, Inc. to Lender dated July 8, 1997 in the principal amount of $1,725,000 and
(ii) that certain Equipment Note given by Eagle Supply, Inc. to Lender dated May 4, 1998 in the principal amount of $900,000, as same may have been amended, supplemented or replaced from time to time.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

        EX-10.39


     IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered on the date first above written.



                                   JEH/Eagle Supply, Inc.


                                   By:______________________________

                                   Name:____________________________

                                   Title:___________________________




                                   Eagle Supply, Inc.


                                   By:______________________________

                                   Name:____________________________

                                   Title:___________________________

        EX-10.39